Exhibit 4.51

Loan Agreement

THIS LOAN AGREEMENT (this “Agreement”) is entered into by and between the two parties below in Beijing on July 30, 2013.

(1) Beijing Perfect World Game Software Co., Ltd. (the “Lender”)

  Legal Address: Room 5465, Building 3, No. 3 Xijing Road, Badachu Hi-tech Park, Shijingshan District, Beijing

(2) Yufeng Chi (the “Borrower”)

  ID Number: ***

Each of the Lender and the Borrower is hereinafter referred to as “a Party”, and collectively as “both Parties”.

Both Parties, through negotiations, hereby agree as follows:

1. The Loan

1.1 The Lender agrees to provide a loan of RMB9,000,000 (the “Loan”) to the Borrower. The term of the Loan is twenty (20) years and could be extended with the consent of both Parties. The specific period to be extended shall be agreed separately in writing by both Parties.

1.2 The Lender agrees to remit the Loan to the account designated by the Borrower at one time within twenty (20) days upon receipt of Borrower’s written notice that the Borrower needs to use the Loan, provided that all the conditions provided in Article 2 hereof have been satisfied. The Borrower shall issue a confirmation of receipt to the Lender within the same day when it receives the above amount.

1.3 The Lender and the Borrower agree that the Loan hereunder is an interest-free loan.

2. Loan Repayment

2.1 Since the Lender agrees to provide the Loan in an interest-free way, the Borrower agrees to repay the Loan immediately upon receiving the Lender’s request for loan repayment, and the Borrower shall not repay the Loan in advance without the written consent of the Lender.

2.2 The Borrower shall immediately repay the Loan obtained thereby in full amount according to the Lender’s requirements in case one or more of the following situations occur(s):

(a) The Borrower is dead, becomes mentally incompetent, is declared bankrupt (if adopted by Chinese law in the future), or has huge debts and is possibly insolvent, or has no capacity or limited capacity for civil conduct in other aspects.

(b) The Borrower is no longer the equity holder of Beijing Perfect World Digital Technology Co., Ltd. for whatever reason.

(c) The Borrower violates the provisions prescribed in the Business Operation Agreement, Exclusive Technology Support and Service Agreement, Call Option Agreement, Equity Pledge Agreement, Development Cooperation Agreement or Spouse Consent Letter signed thereby with the Lender.

(d) Foreign traders may directly invest by sole proprietorship in the business of mobile phone and webgame operation according to Chinese law, and the relevant competent authorities start to examine and approve such business.

3. Representations and Warranties

3.1 During the performance period of this Agreement, the Borrower represents and warrants to the Lender as follows:

(a) the Borrower has the right to execute and perform this Agreement;

(b) the execution and performance of this Agreement by the Borrower do not violate any laws, regulations, governmental approvals, authorizations, notices or other governmental documents which are binding or influential to the Borrower, or any agreements entered into with any third parties or any promise issued to any third parties by the Borrower; and

(c) this Agreement shall, upon execution, become legal, valid and duly enforceable to the Borrower.

(d) Unless with the prior consent of the Lender, the Borrower will not set any security interest whose beneficiary is not the Lender or its subsidiaries or third-party prior interest on part of or all equity of the domestic company held by the Borrower.

(e) Unless with the prior written consent of the Lender, the Borrower shall not merge with or invest in any third party.

(f) The Borrower will timely notify the Lender of any occurred, potential or threatening lawsuit, arbitration or administrative procedures that may involve its assets, businesses or proceeds.

3.2 From the execution date of this Agreement until the termination hereof, the Lender represents and warrants as follows:

(a) the Lender is a limited liability company incorporated and duly existing under Chinese laws;

(b) the Lender has the right to execute and perform this Agreement, the execution and performance of this Agreement by the Lender conform to the provisions in the articles of association or other organizational documents of the Lender, and the Lender has obtained all necessary and appropriate approvals and authorizations for the execution and performance of this Agreement;

(c) the execution and performance of this Agreement by the Lender does not violate any laws, regulations, governmental approvals, authorizations, notices or other governmental documents which are binding or influential to the Lender, or any agreements entered into with any third parties or any promise issued to any third parties by the Lender;

(d) this Agreement shall, upon execution, become legal, valid and duly enforceable to the Lender; and

(e) the Lender has completed all governmental approval, authorization, license, registration, filing and otherwise necessary to carry out the business subject to its business license and to possess its assets.

4. Default Liability

In the event that the Borrower fails to perform its liability of repayment pursuant to the period provided herein, it shall pay an overdue interest at the rate of 0.02% of the overdue amount per day until the day when it pays off all principal of the Loan, overdue interest and other amounts.

5. Confidentiality Obligation

Both Parties acknowledge and confirm that any oral or written information exchanged by both Parties with respect to this Agreement is confidential information and shall be kept confidential by both Parties. Without written consent from the other Party, neither Party may disclose any such information to any third parties, except the followings: (a) the public has known or will know such information (only if the information is not disclosed to the public by the Party receiving the information without consent); (b) the information needs to be disclosed pursuant to applicable laws or regulations; or (c) the information needs to be disclosed by either Party to its legal counsel or financial consultant for the transactions hereunder, provided that such legal counsel or financial consultant also need to abide by confidentiality obligation similar to this Article 4. Upon the termination of this Agreement, the receiving Party shall return to the disclosing Party all documents, materials or software containing the confidential information or destroy them according to the disclosing Party’s requirements, delete any confidential information from all memory devices concerned and not continue to use such confidential information. The disclosure by either Party’s employees or engaged agencies shall be regarded as such Party’s disclosure, and such Party shall bear the default liability pursuant to this Agreement.

6. Applicable Law and Settlement of Disputes

6.1 The formation, validity, interpretation, performance, amendment and termination of this Agreement and the settlement of disputes shall be governed by Chinese laws.

6.2 Any disputes arising from the interpretation and performance of this Agreement shall be firstly settled through friendly negotiations by both Parties. If no settlement can be reached within thirty (30) days upon a Party sending to the other Party a written notice to request negotiation, either Party may submit such dispute to China International Economic and Trade Arbitration Committee (the “Committee”) for arbitration in accordance with the Committee’s arbitration rules then in effect. The arbitration will be held in Beijing. The arbitral award is final and binding upon both Parties.

6.3 If any dispute arises from the interpretation and performance of this Agreement or any dispute is under arbitration, except the disputed issues, both Parties shall continue to exercise their respective remaining rights and perform their respective remaining obligations under this Agreement.

7. Miscellaneous

7.1 This Agreement shall come into effect from the date of execution by both Parties and will terminate when both Parties have completely performed their respective obligations hereunder.

7.2 This Agreement has two original copies with each Party holding one copy, and each original copy has the same legal effect.

7.3 Both Parties may amend and supplement this Agreement through written agreements. The amendment and/or supplement agreements to this Agreement constitute an integral part of this Agreement and have the same legal effect as of this Agreement.

7.4 The invalidity of any clauses under this Agreement shall not affect the legal effect of other clauses hereof.

(Signature page. No text below.)

Lender: /s/ Beijing Perfect World Game Software Co., Ltd.

Borrower:	/s/ Yufeng Chi

Loan Agreement

THIS LOAN AGREEMENT (this “Agreement”) is entered into by and between the two parties below in Beijing on December 10, 2013.

(1) Beijing Perfect World Game Software Co., Ltd. (the “Lender”)

      Legal Address: Room 5465, Building 3, No. 3 Xijing Road, Badachu Hi-tech Park, Shijingshan District, Beijing

(2) Xiaoxi Yang (the “Borrower”)

      ID Number: ***

Each of the Lender and the Borrower is hereinafter referred to as “a Party”, and collectively as “both Parties”.

Both Parties, through negotiations, hereby agree as follows:

1. The Loan

1.1 The Lender agrees to provide a loan of RMB1,000,000 (the “Loan”) to the Borrower. The term of the Loan is twenty (20) years and could be extended with the consent of both Parties.

1.2 The Lender agrees to remit the Loan to the account designated by the Borrower at one time within twenty (20) days upon receipt of Borrower’s written notice that the Borrower needs to use the Loan, provided that all the conditions provided in Article 2 hereof have been satisfied. The Borrower shall issue a confirmation of receipt to the Lender within the same day when it receives the above amount.

1.3 The Lender and the Borrower agree that the Loan hereunder is an interest-free loan.

2. Representations and Warranties

2.1 During the performance period of this Agreement, the Borrower represents and warrants to the Lender as follows:

(a) the Borrower has the right to execute and perform this Agreement;

(b) the execution and performance of this Agreement by the Borrower do not violate any laws, regulations, governmental approvals, authorizations, notices or other governmental documents which are binding or influential to the Borrower, or any agreements entered into with any third parties or any promise issued to any third parties by the Borrower; and

(c) this Agreement shall, upon execution, become legal, valid and duly enforceable to the Borrower.

2.2 From the execution date of this Agreement until the termination hereof, the Lender represents and warrants as follows:

(a) the Lender is a limited liability company incorporated and duly existing under Chinese laws;

(b) the Lender has the right to execute and perform this Agreement, the execution and performance of this Agreement by the Lender conform to the provisions in the articles of association or other organizational documents of the Lender, and the Lender has obtained all necessary and appropriate approvals and authorizations for the execution and performance of this Agreement;

(c) the execution and performance of this Agreement by the Lender does not violate any laws, regulations, governmental approvals, authorizations, notices or other governmental documents which are binding or influential to the Lender, or any agreements entered into with any third parties or any promise issued to any third parties by the Lender;

(d) this Agreement shall, upon execution, become legal, valid and duly enforceable to the Lender; and

(e) the Lender has completed all governmental approval, authorization, license, registration, filing and otherwise necessary to carry out the business subject to its business license and to possess its assets.

3. Default Liability

In the event that the Borrower fails to perform its liability of repayment pursuant to the period provided herein, it shall pay an overdue interest at the rate of 0.02% of the overdue amount per day until the day when it pays off all principal of the Loan, overdue interest and other amounts.

4. Confidentiality Obligation

Both Parties acknowledge and confirm that any oral or written information exchanged by both Parties with respect to this Agreement is confidential information and shall be kept confidential by both Parties. Without written consent from the other Party, neither Party may disclose any such information to any third parties, except the followings: (a) the public has known or will know such information (only if the information is not disclosed to the public by the Party receiving the information without consent); (b) the information needs to be disclosed pursuant to applicable laws or regulations; or (c) the information needs to be disclosed by either Party to its legal counsel or financial consultant for the transactions hereunder, provided that such legal counsel or financial consultant also need to abide by confidentiality obligation similar to this Article 4. The disclosure by either Party’s employees or engaged agencies shall be regarded as such Party’s disclosure, and such Party shall bear the default liability pursuant to this Agreement.

5. Applicable Law and Settlement of Disputes

5.1 The formation, validity, interpretation, performance, amendment and termination of this Agreement and the settlement of disputes shall be governed by Chinese laws.

5.2 Any disputes arising from the interpretation and performance of this Agreement shall be firstly settled through friendly negotiations by both Parties. If no settlement can be reached within thirty (30) days upon a Party sending to the other Party a written notice to request negotiation, either Party may submit such dispute to China International Economic and Trade Arbitration Committee (the “Committee”) for arbitration in accordance with the Committee’s arbitration rules then in effect. The arbitration will be held in Beijing. The arbitral award is final and binding upon both Parties.

5.3 If any dispute arises from the interpretation and performance of this Agreement or any dispute is under arbitration, except the disputed issues, both Parties shall continue to exercise their respective remaining rights and perform their respective remaining obligations under this Agreement.

6. Miscellaneous

6.1 This Agreement shall come into effect from the date of execution by both Parties and will terminate when both Parties have completely performed their respective obligations hereunder.

6.2 This Agreement has two original copies with each Party holding one copy, and each original copy has the same legal effect.

6.3 Both Parties may amend and supplement this Agreement through written agreements. The amendment and/or supplement agreements to this Agreement constitute an integral part of this Agreement and have the same legal effect as of this Agreement.

6.4 The invalidity of any clauses under this Agreement shall not affect the legal effect of other clauses hereof.

(Signature page. No text below.)

Lender: /s/ Beijing Perfect World Game Software Co., Ltd.

Borrower:	/s/ Xiaoxi Yang